Exhibit 99.1


[LMIC LOGO]



Investor Relations Contact:                                   Company Contact:
David K. Waldman/Jody Burfening                               Mary-Faith Boyer
Lippert/Heilshorn & Associates                                LMIC, Inc.
(212) 838-3777                                                (240) 264-8341
dwaldman@lhai.com                                             www.lmicinc.com


                 LMIC CLOSES PRIVATE PLACEMENT FOR $4.7 MILLION
                   AND CONVERTIBLE DEBENTURE FOR $5.0 MILLION

BELTSVILLE, Md--March 17, 2004--LMIC, Inc. (OTCBB: LMII) has closed a $4.7 million equity private placement and a $5 million convertible debenture private placement. The proceeds of the private placements are intended to improve the company's balance sheet and fund organic expansion of the business. Combined with another $5.0 million private placement, which closed on January 15, LMIC has raised equity of $9.7 million in 2004.

The company issued 3.1 million shares of common stock, and warrants to purchase an additional 3.1 million shares of common stock, in a private placement with Aladdin Investments, LLC and Benevolent Capital Management, LLC, and other accredited investors for gross proceeds of $4.7 million. The warrants have a term of five years, and have an exercise price of approximately $1.50 per share.

LMIC also sold a $5 million of convertible debentures to Omicron Master Trust, Ltd. Under the terms of the convertible debenture, amounts outstanding may be converted into the company's common stock at a conversion rate of $2.47 per share. The convertible debenture is secured by the aggregate cash proceeds of $5.0 million, which will be held in a collateral account until the conversion of the convertible debenture. The company may call the convertible debentures for redemption upon the registration of the underlying shares and certain other conditions being satisfied at a premium of 15% in the first year, declining to 5% in the third year; the holders will maintain their conversion rights from the notice of redemption through the redemption date. In addition, LMIC issued five-year warrants to purchase a total of 810,000 shares of its common stock at a price of $2.47 per share.

 "With this financing in place we have strengthened our balance sheet, and now have the flexibility to meet the needs of a recovering electronics manufacturing market," stated Luis P. Negrete, president and chief executive officer of LMIC. "Importantly, we intend to capture opportunities arising from the trend toward outsourcing on the part of small- and mid-sized electronic equipment OEMs."

The securities offered to accredited investors in the private placement were sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The securities have not been registered under the Securities Act or any state securities laws, and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the offering, LMIC has agreed to file a registration statement under the Securities Act covering the resale of the shares purchased. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares and is being issued under Rule 135c under the Securities Act.


About LMIC

LMIC provides integrated design,  manufacturing and post-production  services to small- and mid-sized electronic original equipment manufacturers (OEMs). The company operates an 85,000 square foot, state-of-the-art manufacturing facility in Beltsville, Md. The company's customers include networking, telecommunications, defense electronics, industrial controls, and medical technology organizations, both private and public.

The company also offers a unique and integrated information management system, which enables advanced product tracking and quality control to LMIC's customers. LMIC is certified as a Minority Business Entity by the Maryland/DC Minority Supplier Development Council, which facilitates government contracting and subcontracting activities.


Forward-Looking Statements:

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended . All statements regarding LMIC, Inc. and its subsidiaries' and affiliates' (collectively, the "Company) expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the Company's ability to fund its operations, the Company's ability to obtain waivers of existing defaults under its debt documents, actions of the Company's competitors, and changes in general economic conditions. Many of these factors are outside of the Company's control.

                                      # # #